SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 15, 2015 (July 31, 2015)

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-0392908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On July 31, 2015, Morgan W. Davis, Nicholas C. Marsh and Ian M. Winchester (the “Directors”) were appointed to the Board of Directors (the “Board”) of Endurance Specialty Holdings Ltd. (the “Company”), to serve until the 2016 Annual General Meeting of the Company’s shareholders or until their earlier resignation or removal. The appointment of the Directors to the Board was reported under item 5.02 on the Company’s Current Report on Form 8-K filed with the Securities and Commission (the “SEC”) on August 3, 2015 (the “Original Form 8-K”); such disclosure is incorporated herein by reference in its entirety. At the time of the filing of the Original Form 8-K with the SEC, the Directors’ committee assignments had not been determined. On September 10, 2015, the Board appointed Mr. Davis to its Compensation Committee and its Finance Committee, Mr. Marsh to its Nominating and Corporate Governance Committee and its Risk Committee and Mr. Winchester to its Audit Committee and its Risk Committee. The Board had previously determined that the Directors satisfy the Company’s independence requirements and all other applicable requirements to sit on these committees, including without limitation the guidelines set forth in the New York Stock Exchange Listed Company Manual and the rules and regulations of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 15, 2015

By:	/s/ John V. Del Col

Name:	John V. Del Col
Title:	General Counsel & Secretary